UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): May 7, 1997

                          Commission File Number 0-9747



                       EXCALIBUR TECHNOLOGIES CORPORATION
             (Exact name of registrant as specified in its charter)



            Delaware                                    85-0278207
      (State or other jurisdiction of                   (I.R.S. Employer
      incorporation or organization)                     Identification No.)

              1921 Gallows Road, Suite 200, Vienna, Virginia   22182
               (Address of principal executive offices)     (Zip Code)

     Registrant's telephone number, including area code: (703) 761 - 3700




Item 5. Other Events

On May 7, 1997, the Board of Directors authorized a repricing program which allows active current employees to elect to reprice all or some of their outstanding options to purchase common stock of Excalibur, granted under the 1989 Incentive and the 1995 Stock Option Plans and ranging in exercise price from $5.50 to $29.53 per share, to the May 7, 1997 closing price of $4.75 per share. Any options that optionholders elect to reprice may not be exercised until November 7, 1997. Options to purchase approximately 1,226,275 shares are eligible to be repriced.

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      EXCALIBUR TECHNOLOGIES CORPORATION


                                      By:/s/Patrick C. Condo
                                      ----------------------
                                      Patrick C. Condo
                                      President and Chief Executive Officer

Date:  May 15, 1997